UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

HCI Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street, Suite 100 Tampa, Florida 33607
(Address of principal executive offices, including zip code)

(813) 849-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2017, HCI Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of October 18, 2013 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Amendment accelerates the scheduled expiration date of the Rights issued pursuant to the Rights Agreement to April 18, 2017. Accordingly, as of 5:00 p.m., Tampa, Florida time, on April 18, 2017 the Rights issued pursuant to the Rights Agreement expired and will no longer be outstanding and the Rights Agreement has terminated.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On April 24, 2017, the Company issued a news release announcing the Amendment. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

4.1	Amendment, dated as of April 18, 2017, to this Current Report on Form 8-K, to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, LLC, dated as of October 18, 2013.

99.1	Press release, dated April 24, 2017 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2017

HCI GROUP, INC.

By:	/s/ Richard R. Allen
Name: Richard R. Allen Title: Chief Financial Officer